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                                                                  EXHIBIT 3.27.3


                        AMENDMENT TO OPERATING AGREEMENT
                                       OF
                          OCEAN STATE TELEVISON, L.L.C.

         This Amendment to Operating Agreement (this "Amendment') is entered into as of this ____ day of June, 2000 by and between OFFSHORE BROADCASTING CORPORATION, a Rhode Island corporation ("Offshore"), and PAXSON COMMUNICATIONS OF PROVIDENCE-69, INC., a Florida corporation ("Paxson-69", and collectively with Offshore, the "Members").

                              W I T N E S S E T H:

         WHEREAS, Offshore and Paxson-69 are the only Members of Ocean State Television, L.L.C. (the "Company"); and

         WHEREAS, the Members have entered into an Operating Agreement of Ocean State Television, L.L.C. dated as of April 16, 1996 (the "Operating Agreement");

         WHEREAS, the Operating Agreement provides for the dissolution of the Company upon the termination or withdrawal of a Member, unless the remaining Members elect to cause the Company to remain in existence and there are at least two remaining Members; and

         WHEREAS, the Members desire to amend the Operating Agreement to provide for the continued existence of the Company with a single Member.

         NOW THEREFORE, in consideration of the foregoing, the Members, intending legally to be bound, hereby agree as follows:

         1. AMENDMENTS. Section 11.1(d) of the Operating Agreement is deleted in its entirety and the following new Section 11.1(d) is substituted therefor:

                           (d) Upon the Termination of all the Members or the occurrence of any other event that terminates the continued membership of each Member of the Company such that the Company has no Members remaining.

         2. MISCELLANEOUS.

         (a) OTHER PROVISIONS. Except where inconsistent with the express terms of this Amendment, all provisions of the Operating Agreement as originally entered into shall remain in full force and effect.

         (b) GOVERNING LAW. This Amendment shall be governed, construed, and enforced in accordance with the laws of the State of Delaware (without regard to the choice of law provisions thereof).

         (c) All capitalized terms used in this Amendment, not otherwise defined herein, shall have the same meaning as set forth in the Operating Agreement.



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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment to Operating Agreement as of this ____ day of June, 2000.

          MEMBER:                 OFFSHORE BROADCASTING CORPORATION


                                  By:
                                     ----------------------------------------
                                           Name:  Raymond A. Yorke
                                           Title:  President


          MEMBER:                 PAXSON COMMUNICATIONS OF PROVIDENCE-69, INC.


                                  By:
                                     ----------------------------------------
                                           Name:
                                           Title:


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